Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Neuberger Berman Cash Reserves
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal Money Fund
Neuberger Berman Municipal Securities Trust
Neuberger Berman Short Duration Bond Fund
Neuberger Berman Strategic Income Fund

In planning and performing our audit of the financial statements of Neuberger Berman Cash Reserves,
Neuberger Berman High Income Bond Fund
(formerly Lehman Brothers High Income Bond Fund),
Neuberger Berman Municipal Money Fund
(formerly Lehman Brothers Municipal Money Fund),
Neuberger Berman Municipal Securities Trust
(formerly Lehman Brothers Municipal Securities Trust), Neuberger Berman Short Duration Bond Fund
(formerly Lehman Brothers Short Duration Bond Fund), and Neuberger Berman Strategic Income Fund
(formerly Lehman Brothers Strategic Income Fund), six of the series constituting the Lehman Brothers Income Funds
(the Trust) as of and for the year ended
October 31, 2008, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Trusts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over
 financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies
 in the Companys internal control over
financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2008.

This report is intended solely for the information and use of management and the Board of Trustees of the Lehman Brothers Income Funds and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties


Ernst & Young LLP

Boston, Massachusetts
December 19, 2008